Q4 2016 EARNINGS PRESENTATION February 2, 2017 Exhibit 99.2

Disclaimer 2 Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in OMAM’s filings made with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, filed with the SEC on March 15, 2016, under the heading “Risk Factors,” the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 20, 2016 and December 12, 2016. Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP measures are included in the appendix to this presentation.

Overview and Highlights 3 • Q4’16 U.S. GAAP EPS of $0.21 down (30.0)% from Q4’15, and 2016 U.S. GAAP EPS of $1.05 down (18.6)% from 2015 • Q4'16 ENI per share of $0.33 up 10.0% versus $0.30 in the prior-year quarter, and 2016 ENI per share of $1.21 down (2.4)% from 2015 ENI per share of $1.24, partially driven by a decrease in performance fees • Net Client Cash Flows of $1.5 billion for Q4’16 and $(1.6) billion for the year producing an annualized revenue impact of $14.6 million for Q4 (1.7% of beginning run-rate management fees) and $11.0 million for the year ◦ Q4’16 inflows of $9.9 billion at approximately 44 bps and outflows and disposals of $(8.4) billion at approximately 35 bps ◦ Gross inflows increased over Q3'16 and Q4'15, while gross outflows and disposals decreased • AUM of $240.4 billion up 2.6% over Q3'16 and up 13.2% (or $28.0 billion) over the prior year-end (including $8.8 billion from acquisition of Landmark) • Long-term investment performance remains solid while 1-year performance versus benchmark improved from Q3 2016 ◦ Strategies representing 49%, 55% and 73% of revenue outperforming benchmarks on a 1-, 3- and 5-yr basis at December 31 • In December, completed a secondary public offering of 14.95 million ordinary shares on behalf of the Parent, with a concurrent repurchase of six million shares from the Parent, both at a price of $14.25 per share ___________________________________________________________ Please see definitions and additional notes.

Growth Strategy OMAM's multi-boutique model is well positioned for growth, with four key areas of focus... Four Key Growth Areas Multi-Boutique Value Proposition Drives Incremental Growth OpportunitiesNew Partnerships Global Distribution Collaborative Organic Growth (Growth and Seed / Co-Investment Capital) Core Affiliate Growth (Investment Performance and Net Client Cash Flows) Unique Partnership Approach Provides Stability and the Foundation for Growth OMAM's Aligned Partnership Model - Operating autonomy - Affiliate-level employee ownership - Long-term perspective - Talent Management - Profit-sharing model - At-scale Affiliates _________________________________________________ Please see definitions and additional notes. 4

$260 $240 $220 $200 $180 $160 $140 2015 2016 $212.4 $(1.6) $20.8 $8.8 $240.4 AUM AUM by Affiliate $B %Total $ 75.0 31% 92.3 39% 5.2 2% 5.1 2% 31.2 13% 2.0 1% 9.7 4% 19.9 8% Total $ 240.4 100% $260 $240 $220 $200 $180 $160 $140 Q3 '16 Q4 '16 $234.2 $1.5 $4.7 $240.4 AUM Progression and Mix 5 AUM at Period End As % of BoP AUM AUM Progression (Annual) (0.7)% 9.8% % Change: 13.2% AUM Progression (4th Quarter) $B 0.6% 2.0% % Change: 2.6% AUM Mix (12/31/16) ___________________________________________________________ Please see definitions and additional notes. $B AUM AUM by Asset Class $B %Total US Equity $ 82.0 34% Alternatives 48.1 20% International Equity 42.5 18% Global Equity 32.3 13% Emerging Markets Equity 21.6 9% Fixed Income 13.9 6% Total $ 240.4 100% Net flows Market and other Acquisition of Landmark Net flows Market and other 4.1%

$4 $2 $0 -$2 -$4 $(1.0) $3.6 $3.1 $3.8 $(0.2) $0.8 $(2.5) $(3.2) $2.4 $(2.9) $(2.6) $1.5 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $(0.9) $5.5 $5.8 $6.1 $3.3 $3.9 $0.2 $(1.9) $2.1 $(1.0) $(2.1) $4.0 2014 2015 2016 $9.5 $(5.1) $(1.6) $20 $15 $10 $5 $0 -$5 -$10 $(3.0) $18.4 $19.1 $20.0 $11.3 $13.5 $0.7 $(6.6) $7.3 $(3.4) $(7.5) $14.6 Bps inflows Bps outflows Derived Average Weighted NCCF ($b)(2) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 40 43 46 44 47 46 46 45 38 46 42 44 38 36 38 38 30 31 32 37 40 32 38 35 2014 2015 2016 $54.5 $18.9 $11.0 Revenue Impact of NCCF(1) ___________________________________________________________ (1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. (2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue represents asset flows at the weighted fee rate for OMAM overall (ie 36.1 bps in Q4’16). For example, NCCF annualized revenue impact of $1.5m divided by average weighted fee rate of OMAM’s overall AUM of 36.1 bps equals the derived average weighted NCCF of $4.0b. $M Net Client Cash Flows and Revenue Impact 6 AUM Net Client Cash Flows (“NCCF”) $B

$5 $4 $3 $2 $1 $0 -$1 -$2 -$3 -$4 -$5 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $(1.9) $0.7 $(2.5) $(2.9) $(1.7) $(0.6) $1.8 $0.7 $0.8 $1.2 $(0.5) $(0.4) $(0.3) $(0.2) $0.8 $1.6 $0.2 $0.7 $2.6 $(1.0) $(1.3) $(1.0) $(1.0) $(0.6) ___________________________________________________________ (1) Average fee rate represents the average blended fee rate on overall assets for each asset class for the three months ended December 31, 2016. (2) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. Revenue Impact of NCCF - by Asset Class $M Net Client Cash Flows Breakdown 7 AUM Net Client Cash Flows (“NCCF”) - by Asset Class $B $20 $16 $12 $8 $4 $0 -$4 -$8 -$12 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 $(3.4) $2.1 $(4.4) $(5.9) $(3.8) $(1.1) $6.2 $3.9 $(0.1) $8.1 $(1.2) $(0.7) $(0.8) $(0.5) $0.2 $3.0 $6.1 $1.2 $3.2 $12.7 $(3.9) $(6.4) $(3.3) $(4.2) $(2.6) Total NCCF $(3.2) $2.4 $(2.9) $(2.6) $1.5 Total Revenue Impact(2) $(6.6) $7.3 $(3.4) $(7.5) $14.6 50 41 U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps)(1) 25 50 Hard asset disposals

100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 42% 45% 61% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 53% 65% 76% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 49% 55% 73% • OMAM uses revenue-weighted performance as its primary investment metric ◦ Ties investment performance to business performance ◦ Reflects percent of management fee revenue in products outperforming their benchmarks (1) • OMAM also uses equal-weighted performance as it considers earlier stage products that may grow to have significant impact • Asset-weighted performance is broadly used across the industry ___________________________________________________________ 1. Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis. 2. Data as of December 31, 2016. 3. Revenue-Weighted: Calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming. 4. Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming. 5. Asset-Weighted: Calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming. 6. Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations. Competitive Long-term Investment Performance 8 Commentary Products representing ≥ 55% of revenue outperforming on a 3- and 5-year basis Revenue-Weighted (2)(3)(6) Equal-Weighted (>$100m) (2)(4)(6) Asset-Weighted (2)(5)(6) % outperformance vs. benchmark % outperformance vs. benchmark % outperformance vs. benchmark Q3'16 35% 69% 69% Q4'15 60% 83% 92% Q3'16 50% 75% 76% Q4'15 72% 83% 88% Q3'16 34% 58% 58% Q4'15 72% 73% 91%

Global Distribution Initiative $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 2013 2014 2015 2016 $3.5 $3.0 $3.5 $2.4 $0.3 $0.4 $0.3 $0.7 $3.4 OMAM Growth Strategies Generating Flows $2.0 $1.5 $1.0 $0.5 $0.0 2013 2014 2015 2016 $0.7 $0.1 $1.0 $1.1 $0.9 $0.8 $0.4 $6.0 $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 2013 2014 2015 2016 $0.8 $2.5 $0.8 $0.9 $2.1 $2.4 $0.6 $1.1 $0.8 $0.6 Global/non-U.S. Equity Fixed Income Global/non-U.S Equity Fixed Income Institutional Sub-Advisory Old Mutual Group $1.8 $3.8 $B $BSeed Capital: Sales of Seeded Products Growth Capital: Sales of Products Related to OMAM Strategic Initiatives Mandates Funded by Global Distribution(2)$B ___________________________________________________________ Please see definitions and additional notes. 1. $18b total AUM sourced by OMAM's seeding program includes AUM related to strategic initiatives and global distribution. 2. Certain distribution activities conducted through OMAM International Ltd., an indirect wholly-owned subsidiary of OMAM. 3. Dates within parentheses indicate year in which key initiative began. 9 Collaborative Organic Growth $3.7 $5.5 • Over $18 billion of OMAM's 12/31/16 AUM (approximately 7.5%) has roots in OMAM's seeding program(1) • Current seeding pool of approximately $125 million primarily invested in emerging markets, international equity, and real estate products • In addition, OMAM co-invests in longer-term alternative partnerships managed by our Affiliates to support their growth • Joint strategic initiatives with Affiliates to grow their businesses • Opportunity for further diversification in attractive product categories • Key initiatives in the investment stage include(3): ◦ Emerging markets / ACWI ex US at Barrow Hanley (2013) ◦ Fixed income / LDI at Barrow Hanley (2012) ◦ Expansion at Campbell Global (2014) ◦ Ongoing product diversification at Acadian (2015) • Global Distribution initiative started in 2012 • Complementary distribution in scale- oriented or specialty channels ◦ U.S. focus on sub-advisory ◦ Non-U.S. focus on UK, Europe, Canada, Asia (ex Japan) and Middle East $2.0 $1.4 $1.4 AlternativesAlternatives $0.1 $1.0 $3.4 $3.1 $0.9 $3.8

Contribution of Growth Strategies to Flows: 2012 - 2016 10 Commentary Source of Gross Sales • Successful seeding program is contributing meaningfully to sales • Global Distribution contributed $2.0 billion of funded assets in 2016 • Investment in new product initiatives at early stage, but already generating results $35.0 $28.0 $21.0 $14.0 $7.0 $0.0 2012 2013 2014 2015 2016 $16.4 $20.8 $21.3 $20.0 $23.1 $0.4 $1.0 $1.8 $1.4 $0.9 $2.5 $3.8 $3.4 $3.8 $3.1 $0.3 $3.7 $5.5 $1.4 $2.0 $0.8 $B Organic Sales from Affiliates Sales from New Initiatives Sales from Seeded Products Sales from Global Distribution ___________________________________________________________ Please see definitions and additional notes. $29.3 $32.0 33% of total 25% of total $29.9 $26.6 23% of total 29% of total $19.6 16% of total Sales from New Affiliates

Diversified Sources of Flows - 2016 Commentary • Organic growth across a wide range of Affiliates and products • Significant sales diversification as top-5 selling strategies represent only 42% of gross sales and are generated by four different Affiliates 11 Gross Sales ($B) Top Five Products # Product Manager Sales % of Total 1. International Equity TSW $2.8 9% 2. Dividend Focused Value Equity BHMS 2.7 9% 3. Domestic Private Real Estate Heitman 2.6 9% 4. Emerging Markets Equity Acadian 2.3 8% 5. Global Managed Volatility Equity Acadian 2.1 7% Top 5 Total(1) $12.5 42% ___________________________________________________________ Please see definitions and additional notes. 1. Total gross sales equal $29.9 billion for 2016.

Financial Highlights – Q4 2016 v. Q4 2015 12 • Q4’16 economic net income up 6.6% to $38.9 million ($0.33 per share) from $36.5 million ($0.30 per share) in Q4’15 ◦ Higher management fees and lower effective tax rate enhance results • ENI Revenue increase of $22.9 million, or 13.7%, to $189.8 million in Q4’16 ◦ Management fees rise 15.5% to $181.4 million, reflecting a 10% increase in average AUM along with a 1.8 bps increase in average yield to 35.6 bps(1) ◦ Landmark increases Q4 yield by approximately 2 bps ◦ Performance fees decline by $(1.8) million • The sum of ENI operating expense and variable compensation rose 14.6% to $121.9 million from $106.4 million in year-ago quarter, driven by higher fixed compensation and benefits, G&A and variable compensation including the Landmark transaction ◦ Operating expenses up 13.8% from the year-ago quarter to $73.3 million, reflecting impact of Landmark, while the operating expense ratio(2) decreased slightly to 40.4% reflecting scale ◦ Variable compensation up 15.7% to $48.6 million, representing approximately 41.7% of earnings before variable compensation, primarily due to Landmark transaction • ENI Operating margin of 35.8% reduced slightly from 36.2% in year-ago quarter • Lower Q4'16 effective tax rate of 23% reflects Landmark related tax benefits • Adjusted EBITDA of $57.5 million, an 11.7% increase from $51.5 million in Q4’15 • Third party debt of $392.3 million at December 31 represents 1.9x trailing twelve months Adjusted EBITDA ___________________________________________________________ Please see definitions and additional notes. 1. Excludes Equity-Accounted Affiliates 2. The ENI Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

$210 $180 $150 $120 $90 $60 $30 $0 -$30 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 $161 $153 $161 $177 $185 $153 $190 $70 $60 $50 $40 $30 $20 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 $45 $43 $48 $50 $48 $167 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 $0.28 $0.27 $0.30 $0.32 $0.32 $250 $225 $200 $175 $150 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 $215 $211 $219 $228 $235 Increasing Results in a Volatile Year Average AUM Fee Rate (Basis Points)(2) ENI Revenue(1) ENI Operating Margin(3) ENI Per Share(4) Pre-tax ENI ___________________________________________________________ Please see definitions and additional notes. 1. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 2. Includes fees for Equity-Accounted Affiliates. 3. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI Revenue. 4. ENI per share is calculated as Economic Net Income divided by total diluted shares outstanding. 13 40.0 35.0 30.0 25.0 20.0 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 34.7 34.7 35.0 35.7 36.1 $0.30 $0.27 $0.30 % Change Q4'15 to Q4'16: 10% % Change Q4'15 to Q4'16: 14% % Change Q4'15 to Q4'16: 10% $153 $160 Performance Fees $176 $0.32 Performance Fees $190 % Change ex. perf. fees: 15% $49 $43 $48 $49 $51 Performance Fees% Change Q4'15 to Q4'16: 2% 45% 38% 31% 24% 17% 10% Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 34.9% 33.7% 36.2% 37.0% 34.9% 36.2% 33.7% 35.8% 36.5% 35.8% Performance Fees $0.33 % Change ex. perf. fees: 5% % Change ex. perf. fees: 14% $(1)$(1)

Performance Fees ENI Operating Margin(2)(5) 45% 38% 31% 24% 17% 10% 2012 2013 2014 2015 2016 32.0% 32.0% 36.7% 36.3% 35.5% 36.9% $250 $200 $150 $100 $50 $0 2012 2013 2014 2015 2016 $124 $144 $184 $196 $189 $1.50 $1.00 $0.50 $0.00 2012 2013 2014 2015 2016 $0.91 $0.98 $1.16 $1.20 $1.20 $800 $600 $400 $200 $0 2012 2013 2014 2015 2016 $437 $510 $601 $650 $676 $225 $200 $175 $150 $125 $100 $75 $50 2012 2013 2014 2015 2016 $148 $178 $210 $221 $223 A Solid Record of Growth Average AUM Fee Rate (Basis Points)(4) ENI Revenue(1)(5) ENI Per Share(3)(5) Pre-tax ENI(5) ___________________________________________________________ Please see definitions and additional notes. 1. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 2. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI Revenue. 3. ENI per share is calculated as Economic Net Income divided by total diluted shares outstanding. ENI per share reflects pro forma shares outstanding in periods prior to Q4’14. 4. Includes management fees for Equity-Accounted Affiliates. 5. Excludes impact of non-recurring performance fee in Q2'15. 14 40.0 35.0 30.0 25.0 20.0 2012 2013 2014 2015 2016 34.3 33.6 33.3 34.3 35.4 $1.21 $0.94 CAGR ('12-'16): 11% CAGR ('12-'16): 11% CAGR ('12-'16): 10% CAGR ('12-'16): 7% $528 $635 $664 $1.26 $679 $1.24 1% 1bp 2% (2)% (6)% $451 $1.02 (137) bps 4% Performance Fees 38.5% 34.3%33.1% Performance Fees 0% $131 $153 $204 $191 $204 Performance Fees (4)% (85) bps 35.5%

(2)% $250 $200 $150 $100 $50 $0 Q4'15 Q4'16 $187.7 $213.4 $ 7.1 (4%) $240 $200 $160 $120 $80 $40 $0 Q4'15 Q4'16 $214.6 $235.2 Management Fee Growth Driven by Higher Fee Global/non-U.S. Assets and Alternatives(1) 15 Gross Management Fee Revenue by Asset ClassAverage AUM and Fee Rate by Asset Class ______________________________________________________________________________________________________________ (1) Figures in parenthesis represent the percent of the total respective bar. (2) Equity-Accounted Affiliates’ revenue included on a net basis in other income. U.S. Equity Global/non-U.S. Equity Fixed Income Alternatives Avg. Fee Rate (bps) $B Avg. AUM % Change 27% 11% 2% 25 % Change: 9.6% 42 20 44 25 41 20 50 Avg. AUM: $ 214.6 $ 235.2 Less: Equity Accounted Affiliates: $ (30.5) $ (32.4) Avg. AUM excl. Equity Accounted Affiliates: $ 184.1 $ 202.8 $M % Change 43% 1% 6% 5% % Change: 13.7% Gross Mgmt. Fee Revenues: $ 187.7 $ 213.4 Less: Revenue from Equity Accounted Affiliates(2): $ (30.7) $ (32.0) Revenue excl. Equity Accounted Affiliates (ENI Mgmt. Fee Revenue): $ 157.0 $ 181.4 $77.9 (36%) $85.7 (40%) $14.3 (7%) $36.7 (17%) $46.7 (20%) $14.0 (6%) $95.1 (40%) $79.4 (34%) $ 48.5 (26%) $ 91.3 (48%) $ 40.8 (22%) $ 50.7 (24%) $ 97.1 (46%) $ 58.4 (27%) $ 7.2 (3%) 34.7 36.1

Expenses Increased Primarily Due to Landmark Acquisition

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q4'16 Operating Expense Ratio[2] declined to 40.4% for the period, with incremental expenses as a result of the Landmark transaction offset by larger management fee increases
- Expense increase represents higher fixed compensation and benefits as a result of the Landmark transaction, as well as new hires and annual cost of living increases
- Full-year Operating Expense Ratio[2] of 40.2% in line with expectations
- 2017 Operating Expense Ratio expected to be in the range of 37-38%

Total ENI Operating Expenses

	Q4'16		Q4'15		Q-O-Q	2016		2015		Y-O-Y
$M	$M	% of MFs[1]	$M	% of MFs[1]	Q4'16 vs. Q4'15	$M	% of MFs[1]	$M	% of MFs[1]	2016 vs. 2015
Fixed compensation and benefits	$ 40.7	*22.4%*	$ 35.7	*22.7%*	*14%*	$ 146.4	*22.2%*	$ 133.2	*20.9%*	*10%*
G&A expenses (excl. sales based compensation)	26.4	*14.6%*	22.1	*14.1%*	*19%*	92.0	*13.9%*	85.4	*13.4%*	*8%*
Depreciation and amortization	2.5	*1.4%*	1.9	*1.2%*	*32%*	9.4	*1.4%*	6.9	*1.1%*	*36%*
Core operating expense subtotal	**$ 69.6**	***38.4%***	**$ 59.7**	***38.0%***	*17%*	**$ 247.8**	***37.6%***	**$ 225.5**	***35.4%***	*10%*
Sales based compensation	3.7	*2.0%*	4.7	*3.0%*	*(21)%*	17.2	*2.6%*	19.7	*3.1%*	*(13)%*
Total ENI operating expenses	**$ 73.3**	***40.4%***	**$ 64.4**	***41.0%***	*14%*	**$ 265.0**	***40.2%***	**$ 245.2**	***38.5%***	*8%*
Note: Management fees	$ 181.4		$ 157.0		*16%*	$ 659.9		$ 637.2		*4%*

1. *Represents Management Fee Revenue.*
2. *Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.*

OMAM 16

Variable Compensation in Line with Business Profitability

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and OMAM equity
- In Q4'16, variable compensation up primarily as a result of the Landmark investment and growth at certain Affiliates
- Q4'16 Variable Compensation Ratio increased to 41.7% compared to 41.0% in the year-ago quarter
- Full-year Variable Compensation Ratio of 41.8% in line with expectations and 41.6% in the prior year
- 2017 Variable Compensation Ratio expected to trend toward 40-41%

Variable Compensation

$M	Q4'16	Q4'15	Q-O-Q Q4'16 vs. Q4'15	2016	2015	Y-O-Y 2016 vs. 2015
Cash Variable Compensation	**$ 42.5**	**$ 35.0**	*21%*	**$ 147.5**	**$ 150.2**	*(2)%*
Add: Non-cash equity-based award amortization	6.1	7.0	*(13)%*	25.2	23.8	*6%*
Variable compensation	**48.6**	**42.0**	*16%*	**172.7**	**174.0**	*(1)%*
Earnings before variable compensation	$ 116.5	$ 102.5	*14%*	$ 413.5	$ 418.7	*(1)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	41.7%	41.0%	*74 bps*	41.8%	41.6%	*21 bps*

Please see definitions and additional notes.

OMAM 17

Q-O-Q Y-O-Y $M Q4'16 Q4'15 Q4'16 vs. Q4'15 2016 2015 2016 vs. 2015 Earnings after variable compensation (ENI operating earnings) $ 67.9 $ 60.5 12% $ 240.8 $ 244.7 (2)% Less: Affiliate key employee distributions (12.9) (10.9) 18% (41.7) (38.9) 7% Earnings after Affiliate key employee distributions $ 55.0 $ 49.6 11% 199.1 205.8 (3)% Affiliate key employee Distribution Ratio ( / ) 19.0% 18.0% 98 bps 17.3% 15.9% 142 bps • Represents employees’ share of profit from their respective Affiliates, ranging from 15 - 40%, in some cases following an initial preference to OMAM(1) • Q4'16 Key Employee Distributions increased due to higher ENI operating earnings and the impact of the Landmark transaction • Q4'16 Distribution Ratio of 19.0% higher than Q4'15 due to impact of Landmark employees' continued ownership of 40% of their business • Full year Key Employee Distribution Ratio of 17.3% in line with expectations • 2017 Distribution Ratio expected to increase to 20-21% for the year ___________________________________________________________ 1. For consolidated Affiliates Affiliate Key Employee Distribution Ratio is Likely to Increase 18 Commentary Affiliate Key Employee Distributions A B B A

• $392 million in third party borrowings at 12/31/16 ◦ Up from $90 million at 12/31/15 due to $400 million bond issuance in July 2016, combined with repayment of revolving credit facility • December 31 leverage ratio (Debt / Adj. EBITDA) of 1.9x within target range of 1.75x - 2.25x • DTA value of approximately $143 million to be repurchased from Old Mutual plc in 2017-2018 resulted in an approximate $20 million gain to equity at 12/31/16 19 Balance Sheet Management Provides Multiple Opportunities to Benefit Shareholders Balance Sheet Capital Dividend & Share Buyback • $0.08 per share interim dividend approved, reflecting 25% payout rate ◦ Payable March 31 to shareholders of record as of March 17 • On December 15, 2016, the Company repurchased 6 million shares from Old Mutual plc ◦ Financial capacity remains for potential additional buyback in 2017 ($M) December 31, 2016 December 31, 2015 Assets Cash and cash equivalents $ 101.9 $ 135.9 Investment advisory fees receivable 163.7 151.8 Investments 233.3 202.6 Other assets 759.1 523.8 Assets of Consolidated Funds 36.3 — Total assets $ 1,294.3 $ 1,014.1 Liabilities and shareholders' equity Accounts payable and accrued expenses 178.1 $ 179.7 Due to related parties 156.3 222.9 Notes payable to related parties — — Third party borrowings 392.3 90.0 Other liabilities 391.3 355.6 Liabilities of Consolidated Funds 5.8 — Total liabilities 1,123.8 848.2 Total equity 170.5 165.9 Total liabilities and equity $ 1,294.3 $ 1,014.1 Shares outstanding in the quarter end: Basic 118.2 120.0 Diluted 118.8 120.6 Leverage ratio 1.9x 0.4x

Appendix 20

Reconciliation: GAAP to ENI and Adjusted EBITDA

$m	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Years Ended December 31, 2016	Years Ended December 31, 2015
U.S. GAAP net income attributable to controlling interests	**$ 25.3**	**$ 36.9**	**$ 126.4**	**$ 155.5**
Adjustments to reflect the economic earnings of the Company:				
1 Non-cash key employee-owned equity and profit interest revaluations[1]	1.7	4.5	(7.1)	18.5
2 Amortization and impairment of goodwill, acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[1]	19.3	0.1	29.1	0.2
3 Capital transaction costs[1]	0.3	0.7	6.4	2.3
4 Seed/Co-investment (gains) losses and financings[1]	1.9	(0.3)	1.4	(0.3)
5 Tax benefit of goodwill and acquired intangible deductions	2.0	0.6	5.0	2.5
6 Discontinued operations and restructuring costs	(5.0)	1.7	(6.2)	(0.2)
Total adjustment to reflect earnings of the Company	**$ 20.2**	**$ 7.3**	**$ 28.6**	**$ 23.0**
Less: Tax effect of above adjustments[1]	(9.4)	(2.3)	(12.0)	(8.6)
7 Less: ENI tax normalization	2.8	(5.4)	2.1	(8.8)
Economic net income (including non-recurring performance fee)	**$ 38.9**	**$ 36.5**	**$ 145.1**	**$ 161.1**
Extraordinary performance fee	—	—	—	(11.4)
Economic net income excluding non-recurring performance fee	**$ 38.9**	**$ 36.5**	**$ 145.1**	**$ 149.7**
Net interest (income) expense	4.5	0.3	8.4	2.3
Depreciation and amortization	2.5	1.9	9.4	6.9
Tax on Economic Net Income	11.6	12.8	45.6	53.8
Adjusted EBITDA excluding non-recurring performance fee	**$ 57.5**	**$ 51.5**	**$ 208.5**	**$ 212.7**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned pre-acquisitions
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line; taxed at 40.2% U.S. statutory rate (including state tax). Restructuring costs of $0.5 million included in 2015 items tax-affected.*

OMAM 21

Reconciliation: GAAP to ENI and Components of ENI

Components of ENI revenue

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Management fees[1]	$ 181.4	$ 157.0	$ 659.9	$ 637.2
Performance fees[2]	4.5	6.3	2.6	13.7
Other income, including equity-accounted Affiliates[3]	3.9	3.6	16.0	13.0
ENI revenue	**$ 189.8**	**$ 166.9**	**$ 678.5**	**$ 663.9**

U.S. GAAP revenue to ENI revenue

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
U.S. GAAP revenue	$ 186.6	$ 163.4	$ 663.5	$ 699.3
Include investment return on equity-accounted Affiliates	3.3	3.4	15.1	12.7
Exclude the non-recurring performance fee	—	—	—	(48.1)
Exclude revenue from consolidated Funds attributable to non-controlling interests	(0.1)	—	(0.1)	—
Other	—	0.1	—	—
ENI revenue	**$ 189.8**	**$ 166.9**	**$ 678.5**	**$ 663.9**

Components of ENI operating expense

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Fixed compensation & benefits	$ 40.7	$ 35.7	$ 146.4	$ 133.2
General and administrative expenses	30.1	26.8	109.2	105.1
Depreciation and amortization	2.5	1.9	9.4	6.9
ENI operating expense	**$ 73.3**	**$ 64.4**	**$ 265.0**	**$ 245.2**

(1) ENI management fees correspond to U.S. GAAP management fees.
(2) Excludes the impact of non-recurring performance fee in 2015.
(3) ENI other income is comprised of other revenue under U.S. GAAP, plus our earnings from equity-accounted Affiliates of $3.3 million and $15.1 million for the three and twelve months ended December 31, 2016, respectively; and $3.4 million and $12.7 million for the three and twelve months ended December 31, 2015, respectively.

OMAM 22

Reconciliation: GAAP to ENI

U.S. GAAP operating expense to ENI operating expense

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
U.S. GAAP operating expense	$ 156.2	$ 122.5	$ 507.9	$ 508.1
Less: items excluded from economic net income				
Acquisition-related consideration and pre-acquisition employee equity[(1)]	(17.7)	—	(26.5)	—
Non-cash Affiliate key employee equity revaluations	(1.7)	(4.5)	7.1	(18.5)
Amortization of acquired intangible assets	(1.6)	(0.1)	(2.6)	(0.2)
Other items excluded from ENI[(2)]	(0.2)	(1.3)	(6.3)	(4.4)
Funds' operating expenses	(0.2)	—	(0.2)	—
Less: items segregated out of U.S. GAAP operating expense				
Variable compensation[(4)]	(48.6)	(41.4)	(172.7)	(201.0)
Affiliate key employee distributions	(12.9)	(10.8)	(41.7)	(38.8)
ENI operating expense	**$ 73.3**	**$ 64.4**	**$ 265.0**	**$ 245.2**

U.S. GAAP compensation expense to ENI fixed compensation and benefits expense

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Total U.S. GAAP compensation expense	$ 125.3	$ 98.3	$ 397.4	$ 412.8
Acquisition-related consideration and pre-acquisition employee equity[(1)]	(17.7)	—	(26.5)	—
Non-cash Affiliate key employee equity revaluations excluded from ENI	(1.7)	(4.5)	7.1	(18.5)
Sales-based compensation reclassified to ENI general & administrative expenses	(3.7)	(4.7)	(17.2)	(19.7)
Affiliate key employee distributions	(12.9)	(10.8)	(41.7)	(38.8)
Other adjustments[(3)]	—	(1.2)	—	(1.6)
Variable compensation[(4)]	(48.6)	(41.4)	(172.7)	(201.0)
ENI fixed compensation and benefits	**$ 40.7**	**$ 35.7**	**$ 146.4**	**$ 133.2**

(1) Reflects amortization of contingent purchase price and equity owned by employees, both with a service requirement, associated with the Landmark acquisition.

(2) Other items in 2016 include capital transaction costs, and in 2015, also include restructuring expenses and expenses (excluding variable compensation) associated with the non-recurring performance fee.

(3) Includes compensation related to restructuring expenses and fixed compensation and benefits associated with the non-recurring performance fee in 2015.

(4) For the three and twelve months ended December 31, 2015, $42.0 million and $174.0 million, respectively, of variable compensation expense is included within economic net income, which excludes the revenue and compensation attributable to the non-recurring performance fee

OMAM 23

Reconciliation: GAAP to ENI

U.S. GAAP general and administrative expense to ENI general and administrative expense

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
U.S. GAAP general and administrative expense	$ 26.6	$ 22.2	$ 98.3	$ 88.2
Sales-based compensation	3.7	4.7	17.2	19.7
Additional ENI adjustments[(1)]	(0.2)	(0.1)	(6.3)	(2.8)
ENI general and administrative expense	**$ 30.1**	**$ 26.8**	**$ 109.2**	**$ 105.1**

U.S. GAAP operating income to ENI operating earnings and ENI earnings after Affiliate key employee distributions

($ in millions)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
U.S. GAAP operating income	$ 30.4	$ 40.9	$ 155.6	$ 191.2
Include investment return on equity-accounted Affiliates	3.3	3.4	15.1	12.7
Exclude the impact of:				
Non-recurring performance fee	—	—	—	(48.1)
Non-cash key employee-owned equity and profit interest revaluations	1.7	4.5	(7.1)	18.5
Amortization and impairment of goodwill, acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity	19.3	0.1	29.1	0.2
Other items[(2)]	0.2	1.4	6.3	4.4
Affiliate key employee distributions	12.9	10.8	41.7	38.8
Variable compensation[(3)]	48.6	41.4	172.7	201.0
Funds' operating loss	0.1	—	0.1	—
ENI earnings before variable compensation	**116.5**	**102.5**	**413.5**	**418.7**
Less: ENI variable compensation[(4)]	(48.6)	(42.0)	(172.7)	(174.0)
ENI operating earnings	**67.9**	**60.5**	**240.8**	**244.7**
Less: ENI Affiliate key employee distributions[(4)]	(12.9)	(10.9)	(41.7)	(38.9)
ENI earnings after Affiliate key employee distributions	**$ 55.0**	**$ 49.6**	**$ 199.1**	**$ 205.8**

(1) *Additional ENI adjustments in 2016 include capital transaction costs, and in 2015, also include expenses (excluding compensation) associated with the non-recurring performance fee.*

(2) *Other items in 2016 include capital transaction costs, and in 2015, also include restructuring expenses and expenses (excluding variable compensation) associated with the non-recurring performance fee.*

(3) *For the three and twelve months ended December 31, 2015, $42.0 million and $174.0 million, respectively, of variable compensation expense is included within economic net income, which excludes the revenue and compensation attributable to the non-recurring performance fee.*

(4) *Excludes the impact of the non-recurring performance fee in 2015.*

OMAM 24

25 Calculation of ENI Effective Tax Rate ($ in millions) Three Months Ended December 31, Twelve Months Ended December 31, 2016 2015 2016 2015 Pre-tax economic net income(1) $ 50.5 $ 49.3 $ 190.7 $ 203.5 Intercompany interest expense deductible for U.S. tax purposes (19.7) (17.9) (74.0) (71.0) Taxable economic net income 30.8 31.4 116.7 132.5 Taxes at the U.S. federal and state statutory rates(2) (12.4) (12.7) (46.9) (53.3) Other reconciling tax adjustments 0.8 (0.1) 1.3 (0.5) Tax on economic net income (11.6) (12.8) (45.6) (53.8) Add back intercompany interest expense previously excluded 19.7 17.9 74.0 71.0 Economic net income $ 38.9 $ 36.5 $ 145.1 $ 149.7 Economic net income effective tax rate(3) 23.0% 26.0% 23.9% 26.4% _______________________________________________________ (1) Pre-tax economic net income is shown before intercompany interest and tax expense, and excludes the impact of the non-recurring performance fee in 2015. (2) Taxed at U.S. Federal and State statutory rate of 40.2%. (3) The economic net income effective tax rate is calculated by dividing the tax on economic net income by pre-tax economic net income. Calculation of ENI Effective Tax Rate

Definitions and Additional Notes 26 References to “OMAM” or the “Company” refer to OM Asset Management plc; references to the “Parent” or “Old Mutual” refer to Old Mutual plc; references to "Landmark" refer to Landmark Partners, LLC, acquired by the Company in August 2016. OMAM operates its business through eight boutique asset management firms (the “Affiliates”). OMAM's distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:   • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders; • include within management fee revenue any fees paid to Affiliates by Consolidated Funds, which are viewed as investment income under U.S. GAAP; • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. The Company also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments.  Please see Slide 21 for a reconciliation of U.S. GAAP net income to economic net income. Adjusted EBITDA   Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. For the period ended December 31, 2015, it is presented here excluding the impact of the non-recurring performance fee. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Slide 21 for a reconciliation of economic net income to Adjusted EBITDA. Methodologies for calculating investment performance(1):   Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI Operating Earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI Operating Margin  The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to our various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to our U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against our recurring management fee revenue. We have provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. We track this ratio as a key measure of scale economies at OMAM because in our profit sharing economic model, scale benefits both the Affiliate employees and OMAM shareholders. Definitions and Additional Notes 27 ___________________________________________________________ (1) Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations.

ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against our ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and OMAM equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against our ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, OMUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee ownership percentages, which range from approximately 15% to 40% at our consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue.   Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by our Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to our shareholders. Annualized Revenue Impact of Net Flows (“NCCF”) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow and is designed to provide investors with a better indication of the potential financial impact of net client cash flows.   Hard asset disposals Net flows include hard asset disposals made by OMAM’s Affiliates.  This category is made up of investment-driven asset dispositions made by Heitman, a real estate manager, or Campbell, a timber manager. Derived average weighted NCCF Derived average weighted NCCF reflects the implied NCCF if annualized revenue represents asset flows at the weighted fee rate for OMAM overall (i.e. 36.1 bps in Q4 ‘16). For example, NCCF annualized revenue impact of $14.6 million divided by the average weighted fee rate of OMAM’s overall AUM of 36.1 bps equals the derived average weighted NCCF of $4.0 billion. n/m “Not meaningful.” Definitions and Additional Notes 28